Exhibit 10.1(b)

FOURTH AMENDMENT TO THE
CENTURYTEL UNION 401(K) PLAN
 AS AMENDED AND RESTATED
EFFECTIVE DECEMBER 31, 2006

WHEREAS, the CenturyTel Union 401(k) Plan and Trust (“Plan”) was amended and restated by CenturyTel, Inc. (the “Company”) effective December 31, 2006;

WHEREAS, the Company wishes to clarify the indemnification provisions in the Plan regarding officers, directors, and employees who serve as fiduciaries of the Plan; and

WHEREAS, the Company reserved the right to amend the Plan in Section 13.1(a) of the Plan.

NOW, THEREFORE, the Company, represented herein by its Senior Vice-President, General Counsel and Secretary, Stacey W. Goff, as Plan Sponsor and Employer, does hereby execute the following amendment to the CenturyTel Union 401(k) Plan and Trust (“Plan”), effective as of January 1, 2009:

Section 12.6 of the Plan, Liabilities, is amended and restated to read in its entirety as follows:

12.6           Liabilities.   The Company shall indemnify and defend any Plan fiduciary who is an officer, director, or employee of the Company or another Employer against any claim or liability that arises from any action or inaction in connection with the Plan, subject to the following rules:

(a)	coverage shall be limited to actions taken in good faith that the fiduciary reasonably believed were not opposed to the best interest of the Plan;

(b)	negligence by the fiduciary shall be covered to the fullest extent permitted by law; and

(c)	coverage shall be reduced to the extent of any insurance coverage.

THUS DONE AND SIGNED this 30th day of June, 2009.

CENTURYTEL, INC.

BY: /s/ Stacey W. Goff
Stacey W. Goff
Senior Vice-President, General
Counsel and Secretary